CONSENT OF COUNSEL

     I hereby consent to the use of my name as legal counsel in the Annual Report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended June 30, 1997 by CDX Corporation on Form 10-KSB.

MARK T. THATCHER, P.C.

/s/ Mark T. Thatcher

By:___________________
MARK T. THATCHER, ESQ.

Newport, RI